EXHIBIT 99.1

EMPIRE PETROLEUM ANNOUNCES FULL SUBSCRIPTION OF RIGHTS OFFERING

TULSA, Okla., August 21, 2025 -- (BUSINESS WIRE) -- Empire Petroleum Corporation (NYSE American: EP) ("Empire" or the "Company"), an oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana, announced today that its previously announced rights offering (the “Rights Offering”) was fully subscribed. The subscription period for the Rights Offering expired at 5:00 p.m., New York City time, on August 20, 2025.

The Company received subscriptions for more than 100% of the securities available in the Rights Offering. Accordingly, stockholders will receive their basic subscription privilege but, because there are not enough units to satisfy all oversubscriptions, remaining shares and warrants will be allocated pro-rata, after eliminating all fractional shares and warrants, among oversubscribing stockholders.

As previously indicated, Phil E. Mulacek, Chairman of the Board of the Company and one of the Company’s largest shareholders, participated in the Rights Offering and fully subscribed to the securities corresponding to his subscription rights, as well as fully exercising his over-subscription rights to purchase his pro rata share of the underlying securities related to the rights offering that remain unsubscribed.

The Rights Offering has generated approximately $2.5 million in gross proceeds, before expenses, and could potentially result in an additional $2.5 million from the future exercise of the warrants issued as part of the offering. Each unit in the Rights Offering was issued at a subscription price of $0.07367 per unit, with each unit consisting of 0.0139 shares of common stock at $5.30 per whole share together with a warrant exercisable for 0.0136 shares of common stock at $5.46 per whole share. The warrants will expire on November 18, 2025, which is 90 days after the expiration of the Rights Offering.

The Rights Offering is more fully described in the prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on July 10, 2025, as supplemented by the prospectus supplements filed with the SEC on July 24, 2025, July 25, 2025 and August 19, 2025.

About Empire Petroleum

Empire Petroleum Corporation is a publicly traded, Tulsa-based oil and gas company with current producing assets in New Mexico, North Dakota, Montana, Texas, and Louisiana. Management is focused on organic growth and targeted acquisitions of proved developed assets with synergies with its existing portfolio of wells. More information about Empire can be found at www.empirepetroleumcorp.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s estimates, strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2024, and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and other risks and uncertainties related to the conduct of business by the Company. Other than as required by applicable securities laws, the Company does not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations, or otherwise.

Contacts

Empire Petroleum Corporation:
Mike Morrisett, President and CEO
539-444-8002
info@empirepetrocorp.com

Kali Carter

Communications & Investor Relations Manager

918-995-5046

IR@empirepetrocorp.com